Exhibit 99.1

FOR RELEASE ON: October 4, 2021

CONTACT:	Robert Barry, VP - Investor Relations
608-361-7530
robert.barry@regalrexnord.com

REGAL COMPLETES MERGER WITH REXNORD PMC, CREATING REGAL REXNORD CORPORATION, ACCELERATING ITS TRANSFORMATION INTO A FASTER-GROWING, MORE PROFITABLE ENTERPRISE

The New Regal Rexnord Will Offer An Expanded Range Of Products & Solutions Aimed At Delivering Enhanced Energy Efficiency And Productivity Gains For A Broader Set Of Customers Around The World

BELOIT, WI - Regal Rexnord Corporation (NYSE: RRX)

•	Merger Creates More Balanced Portfolio With Mechanical Power Transmission Nearly 50% Of Sales
•	Substantial Growth Opportunities From Selling Industrial Powertrain Solutions Engineered To Raise Energy Efficiency And Customer Productivity
•	Committed To Energy Efficiency Always Being Top Of Mind – The New Regal Rexnord Will Now Derive Significantly More Of Its Sales From ESG-Enabling Products And Solutions
•	Reiterating Anticipated 2022 Revenue Of Approximately $5.0 Billion
•	Reiterating Anticipated Cost Synergies Of At Least $120 Million Over 3 Years
•	Reiterating Expected 2022 Adjusted EBITDA Over $1 Billion
•	Pro Forma Leverage Of Less Than 1.0x Estimated 2021 Net Debt/EBITDA
•	Special Cash Dividend Of $6.99 Per Share Paid To RBC Shareholders On October 5th, In The Aggregate Worth Approximately $284 Million
•	Regal Beloit Corporation Renamed Regal Rexnord Corporation
•	Former RBC Shares Will Trade As RRX Beginning October 5th
•	A Video Highlighting The New Regal Rexnord Is Available Here

Today, Regal Rexnord Corporation announced that it has completed the merger of Regal Beloit Corporation with Rexnord Corporation’s Process & Motion Control Business (“PMC”) closing the deal that was signed on February 15, 2021.

CEO Louis Pinkham commented, “The addition of PMC is a tremendous positive step forward in Regal’s ongoing transformation, positioning our company – the new Regal Rexnord – better than ever before, to create significant value for all our key stakeholders. We will provide the industry’s most complete Industrial Powertrain solutions – comprised of our high-efficiency motors and critical power transmission components – to enable a range of efficiency and productivity gains for our customers. Our shareholders will benefit from a business that we expect will be faster-growing, higher-margin and more cash generative. And Regal Rexnord associates will benefit from being part of an enterprise that is eager to continue building momentum by investing for growth, particularly by investing in our associates.”

“Merging with PMC also positions Regal Rexnord to better fulfill our business purpose – creating a better tomorrow by energy-efficiently converting power into motion. We will do this by providing more energy-efficient systems and solutions, developed with greater intention, that work better together across the power train, especially by leveraging voice of the customer to inform our innovation efforts. And we will also improve our cost position by, among other things, working to reduce our manufacturing footprint, leveraging the scale of our purchasing and consuming fewer resources in our production processes. Said another way, we will succeed by driving innovation with purpose – purposeful for our customers and purposeful for our planet.”

The merger is expected to:

•	Benefit Regal Rexnord customers: More robust solutions across the industrial powertrain, a broader component offering, enhanced digital and IoT capabilities, investments in domain expertise across a broader set of end market verticals, and a more flexible global manufacturing footprint that boosts product availability and service levels are some of the ways the new Regal Rexnord will be positioned to be a stronger and more collaborative partner to its customers.

While merger benefits initially may be more pronounced in the power transmission business, all customers are expected to benefit over time. Enhanced financial and technological capabilities can make Regal Rexnord an even more capable partner. Legacy Regal’s expertise in motors, air moving and refrigeration technologies, plus an enhanced capability in power transmission, can lead to more value-added solutions relevant to customers across the business.

•	Accelerate organic growth: Selling more robust, integrated solutions across the industrial powertrain should provide significant outgrowth opportunities. Engineering electromechanical components to work better together in optimized solutions can lead to improved operating performance, including greater energy efficiency. It’s also particularly value-added to customers at a time when many are looking to outsource more of their engineering activities, often in light of challenges when it comes to recruiting and retaining in-house engineers.

Beyond the industrial powertrain, significant opportunities exist for cross-selling, developing domain expertise in a wider range of end markets, expanding the IoT and digital solution set and leveraging 80/20 to direct the combined organization’s resources to the highest value opportunities.

In the near-term, as supply chains are constrained and component availability can be an obstacle to growth, being able to leverage the operational strength and inventory of the combined organization should give Regal Rexnord a product availability and service level advantage with customers.

•	Drive sizable further margin gains: In addition to the significant, ongoing restructuring that has been underway at legacy Regal, which has resulted in material margin expansion over the last two years, including hitting the Company’s “300-in-3” margin expansion program goal over a year ahead of schedule, the new Regal Rexnord expects to realize $120 million of cost synergies over the next three years related to the merger with PMC. The merger synergies are expected to drive over 500 basis points of adjusted EBITDA margin expansion by 2024.

•	Strengthen Free Cash Flow: The combination of the expected improved organic growth, significant cost synergies, plus opportunities around working capital and leveraging the combined legacy Regal and PMC manufacturing footprints to improve capital expenditure efficiency should drive improved free cash flow. More detail related to cash flow expectations will be provided in due course, but it is expected that the new Regal Rexnord will be able to consistently deliver cash flow conversion rates above 100%.

•	Raise ROIC: Stronger growth, margins and more efficient use of working capital and capital expenditures are expected to drive return on capital higher – to greater than 10% by Year 5. Further upside to Regal Rexnord’s ROIC is anticipated from growth, cost-out and lean initiatives that were already underway at legacy Regal and Rexnord PMC.

•	Result in a stronger One Regal Rexnord team: The company’s new name, Regal Rexnord Corporation, signifies bringing together the complementary strengths of two industry leading businesses and highlights their now common future as a leader in the engineering and manufacturing of power transmission solutions and high-efficiency electric motors and systems.

•	Create opportunities for associates: Regal Rexnord associates will benefit from being part of a more profitable and faster growing enterprise that is eager to continue building momentum by investing in the business, in particular by investing in its associates.

•	Help the planet at large: Regal Rexnord helps make modern life possible, by providing critical components and integrated solutions that support a range of necessary applications across the HVAC, agriculture, foodservice, mining, manufacturing and ecommerce end markets – to name just a few. A primary goal, and also a Regal Rexnord Value, is driving innovation with purpose. That means listening to, and collaborating with customers to create products and solutions they value. It also means subscribing to a larger purpose – playing a part in helping the environment, by insuring that raising the bar on energy efficiency remains a fundamental component of all research, new product development and engineering efforts. In turn, purposeful innovation contributes to achieving Regal Rexnord’s business purpose – creating a better tomorrow by energy-efficiently converting power into motion.

Transaction Summary

Under the terms of the transaction, Rexnord Corporation completed a spin-off of PMC by way of a pro rata dividend of all of the outstanding common stock of Rexnord's then-wholly owned subsidiary, Land Newco, Inc. (“Land”), the owner of PMC, to Rexnord stockholders as of the record date for the dividend. Immediately following the spin-off, Regal Beloit Corporation combined with Land in a stock-for-stock merger pursuant to which Land became a wholly-owned subsidiary of Regal. Following the closing of the transaction, Regal changed its legal name from Regal Beloit Corporation to Regal Rexnord Corporation, and Rexnord changed its legal name to Zurn Water Solutions Corporation (NYSE:ZWS).

Final Exchange Ratio

Pursuant to the transaction, at the closing, each share of Land common stock was cancelled and automatically converted into the right to receive shares of Regal common stock. The number of shares of Regal common stock that each Land stockholder is entitled to receive was determined by an exchange ratio calculated pursuant to the terms of the Merger Agreement between the parties. The final exchange ratio for the transaction is 0.22296103 shares of Regal common stock for each share of Land common stock (subject to the receipt of cash in lieu of fractional shares).

Regal Special Dividend

In addition, holders of record of shares of Regal Beloit Corporation common stock as of October 1, 2021 are entitled to receive $6.99 per share pursuant to the previously announced special dividend in connection with the transaction (the “Regal Special Cash Dividend”). The Regal Special Cash Dividend will be paid on October 5, 2021. The amount of the Regal Special Cash Dividend is approximately $284 million in the aggregate.

Ticker Change

On October 5, 2021, Regal common stock, which trades on the New York Stock Exchange, will cease trading under the ticker symbol “RBC” and commence trading under the ticker symbol “RRX”. There is no change in the CUSIP of Regal common stock in connection with the closing of the transaction.

Advisors

Barclays and Incentrum Group are serving as financial advisors to Regal, and Sidley Austin LLP is serving as legal counsel.

About Regal Rexnord

Regal Rexnord Corporation is a global leader in the engineering and manufacturing of industrial powertrain solutions, power transmission components, electronic motors and controls, air moving products, and specialty electronics, serving customers throughout the world. Through longstanding technology leadership and an intentional focus on producing the most energy-efficient products and systems, Regal Rexnord helps create a better tomorrow – for its customers and for the planet.

Regal Rexnord is comprised of four operating segments: Motion Control Solutions, Climate Solutions, Commercial Systems and Industrial Systems. Regal Rexnord is headquartered in Beloit, Wisconsin and has manufacturing, sales, and service facilities worldwide. For more information, visit RegalRexnord.com.

Forward Looking Statements

This press release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Regal Rexnord’s current estimates, expectations and projections about Regal Rexnord’s future results, performance, prospects and opportunities. Such forward-looking statements may include, among other things, statements about the merger with the PMC Business, the benefits and synergies of the transactions described in this communication (the “Transactions”), future opportunities for Regal Rexnord, and any other statements regarding Regal Rexnord’s future operations, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and estimates for future periods. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “may,” “will,” “project,” “forecast,” “would,” “could,” “should,” and similar expressions. These forward-looking statements are based upon information currently available to Regal Rexnord and are subject to a number of risks, uncertainties, and other factors that could cause actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause actual results to differ materially from the results referred to in the forward-looking statements Regal Rexnord makes in this communication include: risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; the possibility that Regal Rexnord may be unable to achieve expected synergies and operating efficiencies in connection with the Transactions within the expected time-frames or at all and to successfully integrate the PMC Business; expected or targeted future financial and operating performance and results; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Transactions; Regal Rexnord’s ability to retain key executives and employees; the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on customers and suppliers and the geographies in which they operate; uncertainties regarding the ability to execute restructuring plans within expected costs and timing; the ability to obtain the anticipated tax treatment of the Transactions and related transactions; actions taken by competitors and their ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; the ability to develop new products based on technological innovation, such as the Internet of Things, and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in geographic locations in which Regal Rexnord does business; fluctuations in commodity prices and raw material costs; dependence on significant customers; seasonal impact on sales of products into HVAC systems and other residential applications; risks associated with global manufacturing, including risks associated with public health crises; issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments; Regal Rexnord’s overall debt levels and its ability to repay principal and interest on its outstanding debt, including debt assumed or incurred in connection with the Transactions; prolonged declines in one or more markets, such as heating, ventilation, air conditioning, refrigeration, power generation, oil and gas, unit material handling or water heating; economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that Regal Rexnord cannot control; product liability and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures; unanticipated costs or expenses that may be incurred related to product warranty issues; dependence on key suppliers and the potential effects of supply disruptions; infringement of intellectual property by third parties, challenges to intellectual property, and claims of infringement on third party technologies; effects on earnings of any significant impairment of goodwill or intangible assets; losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data; cyclical downturns affecting the global market for capital goods; changes in the method of determining London Interbank Offered Rate (“LIBOR”), or the replacement of LIBOR with an alternative reference rate; and other risks and uncertainties including, but not limited, to those described in the section entitled “Risk Factors” in Regal Rexnord’s joint proxy statement/prospectus-information statement on file with the Securities and Exchange Commission, in Regal Rexnord’s Annual Report on Form 10-K on file with the SEC and from time to time in other filed reports including Regal Rexnord’s Quarterly Reports on Form 10-Q. For a more detailed description of the risk factors associated with Regal Rexnord, please refer to Regal Rexnord’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021 on file with the SEC and subsequent SEC filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this communication are made only as of the date of this communication, and Regal Rexnord and Land undertake no obligation to update any forward-looking information contained in this communication or with respect to the announcements described herein to reflect subsequent events or circumstances.

Non-GAAP Measures (Unaudited)

(Dollars in Millions, Except per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this press release, we disclose the following non-GAAP financial measures: adjusted EBITDA, and adjusted EBITDA margin. As used in this communication, we define: (i) “adjusted EBITDA” to mean: earnings before interest, taxes, depreciation, acquisition related amortization, acquisition related costs, restructuring and related costs, stock-based compensation, asset impairment and other income or charges that management does not consider to be directly related to operating performance, and (ii) “adjusted EBITDA margin” to mean: Adjusted EBITDA as a percentage of net sales. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted EBITDA and adjusted EBITDA margin to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing each of these measures helps investors evaluate our business in the same manner as management. For forward-looking non-GAAP measures (as used in this press release, adjusted EBITDA and adjusted EBITDA margin), we are unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile these measures is dependent upon future events, many of which are outside of management’s control as described above. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with our accounting policies for future periods is extremely difficult and requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

In addition to these non-GAAP measures, we use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. “Organic sales” to refers to GAAP sales from existing operations excluding any sales from acquired businesses recorded prior to the first anniversary of the acquisition and excluding any sales from business divested/to be exited recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods.